EXHIBIT 99.1

For information contact:
Wayne Pratt
Vice President, Chief Financial Officer
Brillian Corporation
(602) 389-8797
wayne.pratt@brilliancorp.com

BRILLIAN CORPORATION REPORTS RESULTS FOR THE FOURTH
QUARTER AND FULL YEAR

TEMPE, ARIZ., March 3, 2005 - Brillian Corporation (Nasdaq: BRLC), a designer and developer of rear-projection, high-definition televisions based on its proprietary liquid crystal on silicon (LCoSTM) microdisplays, today announced its financial results for the fourth quarter and full year ended December 31, 2004.

For the quarter ended December 31, 2004, Brillian reported revenue of $343,000, down 5% from the year-ago quarter. Full year revenue was $2.7 million, up 23% from 2003. Net loss for the quarter was $16.3 million compared with a net loss of $4.9 million in the fourth quarter of 2003. Net loss for the full year was $32.9 million compared with a net loss of $18.7 million for 2003. Net loss per share was $2.35 for the fourth quarter of 2004 compared with $0.92 for the fourth quarter of 2003. For the full year, net loss per share was $5.17 compared with $3.51 for 2003. Bookings for the fourth quarter of 2004 totaled $315,000.

Results for the fourth quarter of 2004 include an increase in the reserve for excess and obsolete inventory of $1.1 million and an impairment charge of $10.2 million. The impairment charge consists of $8.3 million related to the impairment of long-lived assets, a write-off of $1.4 million relating to the discontinuance of an expansion card and HDTV tuner project, and $500,000 relating to the write-off of costs incurred to file and process patent filings, which we have determined not to pursue further.

Brillian ended the quarter with cash, cash equivalents, and short-term investments of $8.2 million, working capital of $11.4 million, stockholders’ equity of $18.6 million, and no debt.

“The fourth quarter was highlighted by the signing of an agreement with JDS Uniphase in December, which allows us to bring pilot production of the Ultrex III light engine in house” said Vincent F. Sollitto, Jr., Brillian’s President and Chief Executive Officer. “In that regard, we built 200 light engine kernel subassemblies in the fourth quarter, and we began building full light engines in early January. This has allowed us to re-start our HDTV production, and in February, we shipped our first TV since the re-start. In addition to re-starting our TV production, we successfully demonstrated our 720p and our new six mega-

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

pixel 1080p HDTVs in January at the Consumer Electronics Show in Las Vegas. We had a great turnout in our suite and many positive comments on the quality of the TVs.”

We recently received authorization from JDS Uniphase to have the Ultrex 3 light engine manufactured on our behalf by a contract manufacturer and have been granted a perpetual license to the light engine design. We are evaluating potential contract manufacturers for the purpose of making light engines and plan to exercise the option to manage the light engine volume manufacturing ourselves. We are endeavoring to have light engines supplied in volume, by a third party manufacturer in the second half of 2005. In the interim, we are currently manufacturing a limited quantity of light engines in-house and are taking steps to increase that capacity until we can have light engines manufactured in volume.

Business Outlook

Brillian’s efforts in the first quarter are focused on producing a limited quantity of HDTVs and securing customers in the high-end OEM and Pro AV distribution channels. We anticipate that our revenues for the first quarter of 2005 will be in the range of $600,000 to $800,000 with a net loss in the range of $5.5 million to $6.5 million. Operating results beyond the first quarter depend significantly upon our ability to procure or produce completed light engines in significant volumes. Until the timing of this event is known with more certainty, we will not be able to provide guidance beyond the current quarter.

Brillian will host a conference call today, March 3, to discuss its fourth quarter and full year financial results and future outlook. The conference call may include forward-looking statements. The call will be Web cast and is scheduled to begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Brillian’s Web site at www.brilliancorp.com under the Investor Relations section. Brillian will maintain an audio replay of this conference call on its Web site through the first quarter of 2005. No other audio replay will be available.

About Brillian Corporation
Brillian Corporation designs and develops rear-projection HDTVs targeted at high-end video/audio OEMs, high-end video/audio retailers, Pro-AV/CEDIA distributors, and their base of dealers and custom installers looking for breakthrough performance and image quality. The company is the first and only provider of Gen II LCoS™ technology used in these products. In addition to its high-definition televisions, Brillian also offers a broad line of LCoS™ microdisplay products and subsystems that OEMs integrate into proprietary HDTV products, multimedia projectors, and near-to-eye products such as monocular and binocular headsets. Brillian’s LCoS™ microdisplay technologies address the market demand for a high-performance display solution with high image fidelity, high-resolution scalability, and high contrast ratios. The company’s website is www.brilliancorp.com.

Brillian, UltraContrast, and LCoS are trademarks or registered trademarks of Brillian Corporation. All other trademarks are the property of their respective owners.

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Brillian intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include expectations regarding (i) the company’s manufacturing plans, and (ii) revenue and net loss expectations for the first quarter of 2005. Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) the ability of Brillian’s suppliers to fulfill production requirements and delivery schedules, (b) changes in markets for the company’s products; (c) changes in the market for customer’s products; (d) the failure of Brillian products to deliver commercially acceptable performance; (e) the ability of Brillian’s management, individually or collectively, to guide the company in a successful manner; and (f) other risks as detailed in Brillian’s Annual Report on Form 10-K.

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

BRILLIAN CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
Total net sales	$343	$360	$2,688	$2,194
Costs and Expenses:
Cost of sales	3,641	2,635	13,047	9,829
Selling, general, and administrative	970	1,456	3,671	4,890
Research and development	1,888	2,156	8,671	7,367
Impairment charge	10,233	—	10,233	—

	16,732	6,247	35,632	22,086

Operating loss	(16,389)	(5,887)	(32,935)	(19,892)
Other Income (Expense):
Gain (loss) on investment in start-up company	19	—	(112)	—
Interest, net	35	43	149	57
Loss before income taxes	(16,335)	(5,884)	(32,897)	(19,835)
Benefit from income taxes	—	931	—	1,091

Net Loss	$(16,335)	$(4,913)	$(32,897)	$(18,744)

Loss per Common Share:
Basic and diluted	$(2.35)	$(0.92)	$(5.17)	$(3.51)

Weighted Average Number of Common Shares:
Basic and diluted	6,941	5,337	6,363	5,337

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801

BRILLIAN CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Current Assets:
Cash, cash equivalents, and short-term investments	$8,208	$14,417
Accounts receivable, net	339	447
Inventories	5,400	2,735
Other current assets	368	828

Total current assets	14,315	18,427
Long-lived assets, net	6,082	15,035
Other investments	1,119	6,331

	$21,516	$39,793

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,230	$457
Accrued compensation	216	84
Accrued liabilities	1,462	676
Deferred revenue	—	21

Total current liabilities	2,908	1,238

Commitments and Contingencies

Stockholders’ Equity:
Common stock	7	5
Additional paid-in capital	58,007	45,708
Deferred stock compensation	(616)	(1,265)
Accumulated deficit	(38,790)	(5,893)

Total stockholders’ equity	18,608	38,555

	$21,516	$39,793

Corporate Headquarters www.brilliancorp.com	1600 N. Desert Drive, Tempe, AZ 85281	Tel 602.389.8888	Fax 602.389.8801